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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 26, 2001 and October 12, 2001 for Red Wing Business Systems, Inc. and Champion Business Systems, Inc., respectively, included in Active IQ Technologies, Inc.'s Form 8-K/A filed August 13, 2001 and November 13, 2001, and to all references to our firm included in this registration statement.


                                              /s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota,
December 4, 2001